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                                                                    EXHIBIT 12.3

                         CONSECO, INC. AND SUBSIDIARIES

          PRO FORMA COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            AND PREFERRED DIVIDENDS
                             (DOLLARS IN MILLIONS)

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                             YEAR ENDED DECEMBER 31, 1993         SIX MONTHS ENDED JUNE 30, 1994
                         -------------------------------------  ------------------------------------
                                                      FURTHER                               FURTHER
                                   PRO FORMA FURTHER  ADJUSTED           PRO FORMA FURTHER  ADJUSTED
                                    CONSECO  ADJUSTED FOR THE             CONSECO  ADJUSTED FOR THE
                                      FOR      FOR     MERGER               FOR      FOR     MERGER
                         CONSECO    TRANS-    PRIDES  AND THE   CONSECO   TRANS-    PRIDES  AND THE
                         HISTOR-    ACTIONS  OFFERED  RESTRUC-  HISTOR-   ACTIONS  OFFERED  RESTRUC-
                           ICAL    COMPLETED  HEREBY   TURING    ICAL    COMPLETED  HEREBY   TURING
                         --------  --------- -------- --------  -------  --------- -------- --------
Pretax income from
 operations:
  Net income before
   extraordinary charge. $  308.9   $162.5    $144.8  $  162.9  $116.7    $ 69.0    $ 60.1   $ 47.8
  Add income tax
   expense..............    223.1    108.4      98.9     124.9    58.3      42.5      37.7     58.2
  Add minority interest.     78.2     66.1      66.1     105.9    22.6      29.0      29.0     46.5
  Less equity in
   undistributed
   earnings of CCP
   Insurance, Inc.......    (36.6)   (39.1)    (39.1)    (38.9)  (16.7)    (16.6)    (16.6)   (16.5)
  Less equity in
   undistributed
   earnings of Western
   National Corporation.      --     (47.4)    (47.4)    (47.0)  (30.4)    (19.3)    (19.3)   (19.1)
  Other.................      --       --        --       (1.7)    --        --        --       3.1
                         --------   ------    ------  --------  ------    ------    ------   ------
    Pretax income.......    573.6    250.5     223.3     306.1   150.5     104.6      90.9    120.0
                         --------   ------    ------  --------  ------    ------    ------   ------
Add fixed charges:
  Interest expense on
   annuities and
   financial products...    408.5    271.3     271.3     655.2    32.8     135.6     135.6    307.5
  Interest expense on
   long-term debt,
   including
   amortization.........     58.0     84.9     112.1     309.4    25.2      39.4      53.1    151.6
  Interest expense on
   short-term debt......     10.6      4.4       4.4      39.8     4.9       4.9       4.9     24.7
  Portion of rental.....      3.9      3.9       3.9      24.9     2.4       2.4       2.4     12.5
  Other.................       .6       .6        .6        .6      .3        .3        .3       .3
                         --------   ------    ------  --------  ------    ------    ------   ------
    Fixed charges.......    481.6    365.1     392.3   1,029.9    65.6     182.6     196.3    496.6
                         --------   ------    ------  --------  ------    ------    ------   ------
    Adjusted earnings... $1,055.2   $615.6    $615.6  $1,336.0  $216.1    $287.2    $287.2   $616.6
                         ========   ======    ======  ========  ======    ======    ======   ======
    Ratio of earnings to
     fixed charges......    2.19x    1.69x     1.57x     1.30x   3.29x     1.57x     1.46x    1.24x
                         ========   ======    ======  ========  ======    ======    ======   ======
    Ratio of earnings to
     fixed charges,
     excluding interest
     on annuities and
     financial products.    8.85x    3.67x     2.85x     1.82x   5.59x     3.23x     2.50x    1.63x
                         ========   ======    ======  ========  ======    ======    ======   ======
Fixed charges........... $  481.6   $365.1    $392.3  $1,029.9  $ 65.6    $182.6    $196.3   $496.6
Add dividends on
 preferred stock
 (multiplied by the rate
 of pretax income to
 income before minority
 interest)..............     34.6     44.7      44.5      95.1    13.2      23.1      22.9     57.2
                         --------   ------    ------  --------  ------    ------    ------   ------
    Adjusted fixed
     charges............ $  516.2   $409.8    $436.8  $1,125.0  $ 78.8    $205.7    $219.2   $553.8
                         ========   ======    ======  ========  ======    ======    ======   ======
    Adjusted earnings... $1,055.2   $615.6    $615.6  $1,336.0  $216.1    $287.2    $287.2   $616.6
                         ========   ======    ======  ========  ======    ======    ======   ======
    Ratio of earnings to
     fixed charges and
     preferred
     dividends..........    2.04x    1.50x     1.41x     1.19x   2.74x     1.40x     1.31x    1.11x
                         ========   ======    ======  ========  ======    ======    ======   ======
    Ratio of earnings to
     fixed charges and
     preferred
     dividends,
     excluding interest
     on annuities and
     financial products.    6.00x    2.49x     2.08x     1.45x   3.98x     2.16x     1.81x    1.25x
                         ========   ======    ======  ========  ======    ======    ======   ======
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